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                                           Registration no.
                                           333-30232
                                           filed pursuant to
                                           Rule 424 (b) (3) and (c)



                        PROSPECTUS SUPPLEMENT
                         Dated July 14, 2000
              to the Prospectus dated June 14, 2000
                        Vertex Interactive, Inc.

                    11,657,142 Shares of Common Stock

	Vertex Interactive, Inc., a New Jersey Corporation, has prepared this Prospectus Supplement to update certain information included in its Prospectus dated June 14, 2000 relating to 11,657,142 shares of Common Stock, $.005 par value. These shares are being offered for sale by certain shareholders of the Company.

	855,182 of the 862,140 shares of Common Stock owned by Bacchus International, Inc. included in the Prospectus are subject to a pledge and security agreement in favor of Prudential Securities Incorporated. Following a transfer of such shares to Prudential pursuant to such a pledge and security agreement, such shares may be sold by Prudential pursuant to the Prospectus.

	The John Kenny Settlement, which owns 987,005 shares of
Common Stock, has changed its name to the Anglesea
Settlement. The entity remains unchanged and now reads St.
Georges Trustees Limited, Trustees of the Anglesea
Settlement c/o Finers Soliciters 179 Great Portland Street
London WIN GLS.

	There is a misspelling of a name of an offering shareholder in the Prospectus. The proper spelling of "Bryon James McGuire" is "Bryan James MaGuire"

July 14, 2000               Vertex Interactive, Inc.

                            By:  /s/Ronald C. Byer
                                  Ronald C. Byer
                                  President